As filed with the Securities and Exchange Commission on April 5, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CALAVO GROWERS, INC.

(Exact name of registrant as specified in its charter)

California	33-0945304
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1141-A Cummings Road

Santa Paula, California 93060

(805) 525-1245

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Lecil E. Cole

Chief Executive Officer

Calavo Growers, Inc.

1141-A Cummings Road

Santa Paula, California 93060

(805) 525-1245

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Alison M. Pear

TroyGould PC

1801 Century Park East

Suite 1600

Los Angeles, California 90067

Telephone: (310) 789-1206

Facsimile: (310) 789-1406

Approximate date of commencement of proposed sale to the public: From time to time, as determined by the registrant, after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered Proposed maximum offering price per unit Proposed maximum aggregate offering price (1)	Amount of registration fee (2)
Common Stock, $0.001 par value per share (3)
Warrants to Purchase Common Stock
Units Consisting of Common Stock and Warrants to Purchase Common Stock
Total	$200,000,000	$22,920

(1)	The securities registered by this registration statement may be sold separately, together with other securities registered hereunder or as units consisting of a combination of common stock and warrants to purchase common stock. Pursuant to Rule 457(o) under the Securities Act of 1933 and General Instruction II.D to Form S-3 under the Securities Act of 1933, the number of shares, warrants or units of each class of securities registered hereunder is not specified. There is being registered hereunder an indeterminate amount of common stock, warrants to purchase common stock and units of the registrant as may from time to time be issued at indeterminate prices. The maximum offering price per class of securities will be determined from time to time by the registrant in connection with the issuance of the securities registered by this registration statement. However, in no event will the maximum aggregate offering price of all securities issued under this registration statement exceed $200,000,000.
(2)	The registration fee has been calculated in accordance with Rule 457(o) of the Securities Act of 1933.
(3)	Shares of common stock may be issued in primary offerings, upon the exercise of warrants registered by this registration statement and/or in conjunction with units registered by this registration statement.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not a solicitation of any offer to buy these securities, in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED APRIL 5, 2012

PROSPECTUS

                     Since 1924

The First Name in Avocados

Calavo Growers, Inc.

$200,000,000

Common Stock

Warrants to Purchase Common Stock

Units Consisting of Common Stock and Warrants to Purchase Common Stock

We may offer and sell, from time to time and in one or more offerings, up to $200,000,000 in the aggregate of:

•	shares of our common stock, par value $0.001 per share;

•	warrants to purchase shares of our common stock; and

•	units consisting of shares of our common stock and warrants to purchase shares of our common stock.

We will provide the specific terms of each offering of securities, including the price and the type and amount of securities to be offered and sold, in a supplement to this prospectus. You should read this prospectus and the prospectus supplement carefully before you invest.

We may offer and sell these securities directly to purchasers or to or through one or more underwriters, dealers and agents, and on a continuous or delayed basis. If we sell securities to or through underwriters, dealers or agents, we will include their names and the fees, commissions and discounts that they will receive, as well as the net proceeds to us, in the prospectus supplement. This prospectus may not be used to sell our securities unless it is accompanied by the prospectus supplement. The delivery of this prospectus together with a prospectus supplement relating to the offered securities shall not constitute an offer of any other securities covered by this prospectus.

Investing in our securities involves certain risks. See “Risk Factors” on page 2 of this prospectus and in the applicable prospectus supplement for a discussion of risks that you should consider before you invest in our securities.

Our common stock is traded on the Nasdaq Global Select Market under the symbol “CVGW.” On April 3, 2012, the last reported sales price for our common stock on the Nasdaq Global Select Market was $26.50 per share.

Neither the Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is [                    ], 2012.

i

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under the shelf registration process, we may sell any combination of the securities described in this prospectus in one or more transactions up to a total dollar amount of $200,000,000.

The rules and regulations of the SEC allow us to omit from this prospectus certain information that is included in the registration statement. For further information about us and our securities, you should review the registration statement and the exhibits filed with the registration statement. In addition, the SEC allows us to incorporate by reference into this prospectus information in the reports and other documents that we file with the SEC, which means that we can disclose important information to you by referring you to those reports and other documents. The information incorporated by reference is considered to be part of this prospectus, and information that we later file with the SEC will automatically update and, where applicable, modify or supersede that information. You may read the registration statement (including its exhibits) and the reports and other documents that we file with the SEC at the SEC’s website, www.sec.gov, or at the SEC’s Public Reference Room described below under the heading “Where You Can Find More Information.”

This prospectus provides you with a general description of the securities we may offer. Each time we offer securities under this shelf registration, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Incorporation of Certain Information by Reference.” To the extent that any information in the prospectus supplement is inconsistent with the information in this prospectus, the information in the prospectus supplement will modify or supersede this prospectus.

This prospectus and the related prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the related prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

You should not assume that the information contained in this prospectus and the related prospectus supplement is accurate as of any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct as of any date subsequent to the date of the document incorporated by reference, even though this prospectus and any related prospectus supplement is delivered or securities are sold on a later date. Our business, financial condition, results of operations and prospects may have changed since those dates.

You should rely only on the information contained in this prospectus, in the related prospectus supplement and in any document incorporated by reference into this prospectus. We have not authorized any salesperson, dealer or other person to provide you with information different from that contained in this prospectus, in the related prospectus supplement or in any document incorporated by reference into this prospectus, and you are not entitled to rely upon any such different information.

References in this prospectus to “Calavo,” “we,” “us” and “our” refer to Calavo Growers, Inc. and its subsidiaries.

CALAVO

We are a global leader in the avocado industry and an expanding provider of value-added fresh food. Our expertise in marketing and distributing avocados, prepared avocados and other perishable foods allows us to deliver a wide array of fresh and prepared food products to food distributors, produce wholesalers, supermarkets, convenience stores and restaurants on a worldwide basis. We procure avocados principally from California, Mexico and Chile. Through our various operating facilities, we sort, pack and/or ripen avocados, tomatoes and/or Hawaiian grown papayas. We also produce salsa and prepare ready-to-eat produce and deli products. We distribute our products both domestically and internationally and report our operations in two different business segments: Fresh Products and Calavo Foods. For the fiscal year ended October 31, 2011, our net sales were $522,529,000, and our net income was $11,068,000, or $0.75 per share. On December 12, 2011, we paid a $0.55 per share dividend in the aggregate amount of $8,123,000 to shareholders of record on December 2, 2011.

Our principal executive offices are located at 1141-A Cummings Road, Santa Paula, California 93060, and our telephone number is (805) 525-1245. Our website address is www.calavo.com, although the information on our website is not deemed to be part of this prospectus.

RISK FACTORS

Investing in our securities involves certain risks. Before you decide whether to purchase any of our securities, in addition to the other information in this prospectus and the related prospectus supplement, you should carefully consider the risks described under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, which are incorporated by reference into this prospectus, as the same may be updated from time to time by our future filings with the SEC. You should also carefully consider any additional risks that are described in the prospectus supplement related to the offering of our securities. If one or more of these risks materializes, our business, financial condition and results of operations may be adversely affected. In that event, the value of our securities could decline.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated herein by reference contain forward-looking statements, and we anticipate that the related prospectus supplement will contain forward-looking statements. These statements relate to future events or to our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results to be materially different from any future results expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “believe,” “anticipate,” “intend,” “plan,” “estimate,” “may,” “could,” “anticipate,” “predict,” or “expect” and similar expressions. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors that are, in many cases, beyond our control. Forward-looking statements are not guarantees of future performance. Actual events or results may differ materially from those discussed in the forward-looking statements as a result of various factors. We do not undertake any obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise.

Risks and uncertainties that may cause actual events or results to differ from those discussed in the forward-looking statements include, without limitation, increased competition, unfavorable general business conditions, increased packaging, shipping and energy costs, the unavailability of required transportation services, product liability claims, conducting substantial amounts of business internationally, increased prices paid by us for agricultural products, decreased market prices for our products, adverse weather and growing conditions confronting growers who supply products to us, new governmental regulations, disruption of water supplies and increased water prices, changes in interest and currency exchange ratios, the failure to achieve anticipated benefits from our acquisition of other businesses, labor disputes and loss of key personnel, as well as the other risks described in the documents referred to above under “Risk Factors.”

USE OF PROCEEDS

Unless we state otherwise in the applicable prospectus supplement, we intend to use the net proceeds from the sale of securities described in this prospectus for general corporate purposes which may include, among other things, reducing indebtedness, acquiring other businesses, repurchasing our common stock and making capital expenditures, as well as for working capital. Until we use the net proceeds for these purposes, we intend to invest the net proceeds in investment-grade, interest-bearing securities.

THE SECURITIES THAT WE MAY OFFER

We, directly or through underwriters, dealers or agents designated by us from time to time, may offer, issue and sell, together or separately, up to $200,000,000 in the aggregate of:

•	shares of our common stock, par value $0.001 per share;

•	warrants to purchase shares of our common stock; and

•	units consisting of shares of our common stock and warrants to purchase shares of our common stock.

The common stock, the warrants and the units collectively are referred to in this prospectus as the “securities.”

We have summarized below the material terms of the various types of securities that we may offer. We will describe in the applicable prospectus supplement the detailed terms of the securities offered by that supplement. If indicated in the prospectus supplement, the terms of the offered securities may differ from the terms summarized below.

This prospectus may not be used to sell our securities unless it is accompanied by the applicable prospectus supplement.

DESCRIPTION OF COMMON STOCK

We have authority to issue 100,000,000 shares of common stock. As of January 31, 2012, 14,787,433 shares of our common stock were outstanding. We are not authorized by our articles of incorporation to issue preferred stock. The following summary of our common stock is qualified by reference to the provisions of our articles of incorporation and bylaws, which are filed as exhibits to the Form S-3 registration statement of which this prospectus is a part.

We have one class of common stock. Holders of our common stock are entitled to one vote per share on all matters to be voted upon by shareholders, provided that shareholders have cumulative voting rights in the election of directors. Holders of shares of common stock are entitled to receive on a pro rata basis such dividends, if any, as may be declared from time to time by our board of directors in its discretion from funds legally available for that use. They are also entitled to share on a pro rata basis in any distribution to shareholders upon our liquidation, dissolution or winding up. Common shareholders do not have preemptive rights to subscribe to any additional stock issuances by us, and they do not have the right to require the redemption of their shares or the conversion of their shares into any other class of our stock.

The following provisions of our bylaws may have the effect of discouraging, delaying or preventing someone from acquiring us or merging with us, which might cause the market price of our common stock to decline or prevent shareholders from realizing a premium over the market price of their shares:

•

Our bylaws establish advance notice procedures with respect to the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board of directors;

•

Within the range specified by our bylaws, our board of directors determines the size of our board and may create new directorships and elect new directors, which may enable an incumbent board to maintain control by adding directors; and

•

Our board of directors may amend our bylaws without a vote of our shareholders, which may enable our board to change our bylaws to deter a proxy contest in connection with an unsolicited takeover offer.

The transfer agent and registrar of our common stock is Computershare Trust Company, N.A.; 250 Royall Street; Canton, Massachusetts 02021. Its telephone number is (800) 962-4284.

Our common stock is traded on the Nasdaq Global Select Market under the symbol “CVGW.”

DESCRIPTION OF WARRANTS

We may offer and issue warrants to purchase shares of our common stock. The warrants may be issued independently or as a part of units consisting of shares of our common stock and warrants to purchase additional shares of our common stock. If the warrants are issued pursuant to warrant agreements, we will so specify in the prospectus supplement relating to the warrants being offered pursuant to the prospectus supplement.

The following description will apply to the warrants offered by this prospectus unless we provide otherwise in the applicable prospectus supplement. The applicable prospectus supplement for a particular series of warrants may specify different or additional terms. The forms of any warrant certificates or warrant agreements evidencing the warrants that we issue will be filed with the SEC and incorporated by reference into this prospectus, and you should carefully review such documents.

The applicable prospectus supplement will describe the following terms of warrants to purchase our common stock, to the extent applicable:

•	the title of the warrants;

•	the common stock for which the warrants are exercisable;

•	the price at which the warrants will be issued and the exercise price of the warrants;

•	the aggregate number of warrants offered;

•	the number of shares of common stock that may be purchased upon the exercise of each warrant;

•	whether the warrants are being offered separately or as a part of units consisting of shares of our common stock and warrants to purchase additional shares of our common stock;

•	the terms of any right by us to redeem the warrants;

•	the date on which the right to exercise the warrants will commence and the date on which this right will expire;

•	the procedures for exercising the warrants;

•	the terms on which the warrants may be amended;

•

the terms of any adjustments in the warrant exercise price and the number of shares of common stock purchasable upon the exercise of each warrant to be made in certain events, including the issuance of a stock dividend to holders of common stock or a stock split, reverse stock split, combination, subdivision or reclassification of common stock;

•	the effect on the warrants of our merger or consolidation with another entity or our sale of all or substantially all of our assets;

•	the maximum or minimum number of warrants which may be exercised at any time; and

•	the material United States income tax consequences applicable to the warrants and their exercise.

Holders of warrants to purchase common stock will not be entitled, by virtue of being such holders, to vote, consent, receive dividends, receive notice as shareholders with respect to any meeting of shareholders for the election of our directors or any other matter, or to exercise any rights whatsoever as our shareholders.

Warrants may be exercised at any time up to the close of business on the expiration date set forth in the prospectus supplement relating to the warrants offered thereby. After the close of business on the expiration date, unexercised warrants will become void. Upon our receipt of the exercise price of the warrants upon the due exercise of the warrants, we will, as soon as practicable, forward the securities purchasable upon exercise. If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

DESCRIPTION OF UNITS

We may offer and issue units that consist of shares of our common stock and warrants to purchase additional shares of our common stock. For example, we may elect to issue units for a specified price per unit, with each unit consisting of one share of our common stock and one warrant to purchase one additional share of our common stock at a specified price. The holder of a unit will also hold each security that is included in the unit.

We have provided in the preceding sections of this prospectus a general description of our common stock and of the warrants that we may offer. If we elect to offer units, we will describe the specific terms of the units in a supplement to this prospectus. Among other things, the prospectus supplement will describe, to the extent applicable:

•	the price of each unit;

•	the securities comprising each unit;

•	the exercise price of the warrants comprising part of the units;

•	the aggregate number of units offered;

•	the number of shares of common stock that may be purchased upon the exercise of each warrant comprising part of a unit;

•	the terms of any right by us to redeem any of the securities comprising the units;

•	the date on which the right to exercise the warrants forming part of the units will commence and the date on which this right will expire;

•	any transfer restrictions on the units, including whether the securities comprising the units may be transferred separately;

•	the terms on which the units or warrants forming part of the units may be amended;

•	with respect to warrants forming part of the units, the other matters listed above under “Description of Warrants”; and

•	the material United States income tax consequences applicable to the units.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities:

•	to or through underwriters, dealers or agents for resale to the public or to a limited number of purchasers;

•	directly to one or more purchasers; or

•	through a combination of these methods of sale.

The prospectus supplement will describe the terms of the offering, including the names of any underwriters, dealers or agents engaged by us, the purchase price of the securities and the net proceeds to be received by us.

The securities offered by us may be sold from time to time in one or more transactions at:

•	a fixed price or prices, which may be changed;

•	market prices prevailing at the time of sale;

•	prices related to the prevailing market prices;

•	varying prices determined at the time of sale; or

•	negotiated prices.

We may solicit directly offers to purchase the securities being offered by this prospectus. We may also designate agents to solicit offers to purchase the securities from time to time.

If we utilize one or more dealers in the sale of the securities being offered by this prospectus, we will sell the securities to the dealers, as principal. The dealers may then resell the securities to the public at varying prices to be determined by the dealers at the time of resale.

If we utilize one or more underwriters in the sale of the securities being offered by this prospectus, we may execute an underwriting agreement with the underwriters at the time of sale and we will provide the name of any underwriters in the prospectus supplement which the managing underwriters will use to make resales of the securities to the public. The underwriters may agree to purchase the securities from us either on a firm-commitment or best efforts basis. In connection with the sale of the securities, we, or the purchasers of securities for whom the underwriters may act as agents, may compensate the underwriters in the form of underwriting discounts or commissions. The underwriters may sell the securities to or through dealers, and the underwriters may compensate those dealers in the form of discounts, concessions or commissions.

With respect to underwritten public offerings, negotiated transactions and block trades, we will describe in the applicable prospectus supplement any compensation we will pay to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. The prospectus supplement also will describe any over-allotment option under which the underwriters may purchase additional securities from us.

Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make with respect to such liabilities.

All securities that we offer, other than our common stock, will be new issues of securities with no established trading market. Any underwriters may make a market for such securities, but will not be obligated to do so and may discontinue any such market making at any time. We cannot guarantee the liquidity of the trading market for any such securities.

To facilitate the offering of securities, any underwriters participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. These transactions may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In such circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

Any underwriters who are qualified market makers on the NASDAQ Global Select Market may engage in passive market making transactions in our common stock on the NASDAQ Global Select Market in accordance with Rule 103 of Regulation M under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), during the period specified in Regulation M. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security. If all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Such passive market making may maintain the market price of our common stock at a level above that which might otherwise prevail in the open market, and such passive market making may be discontinued at any time.

In compliance with the guidelines of the Financial Industry Regulatory Authority (“FINRA”), the aggregate maximum discount, commission, agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

The underwriters, dealers and agents may engage in other transactions with us, or perform other services for us, in the ordinary course of their business.

LEGAL MATTERS

TroyGould PC, Los Angeles, California, has issued an opinion about certain matters with respect to the securities covered by this prospectus. Marc L. Brown, who is a member of TroyGould PC, is a director of Calavo and beneficially owns 9,000 shares of our common stock.

EXPERTS

Our consolidated financial statements appearing in our Annual Report (Form 10-K) for the year ended October 31, 2011 (including the schedule appearing therein), and the effectiveness of our internal control over financial reporting as of October 31, 2011 (excluding the internal control over financial reporting of Renaissance Food Group, LLC), have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in its reports thereon, which as to the report on the effectiveness of our internal control over financial reporting contains an explanatory paragraph describing the above-referenced exclusion of Renaissance Food Group, LLC from the scope of such firm’s audit of internal control over financial reporting, included therein, and incorporated herein by reference. Such financial statements have been incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information and periodic reporting requirements of the Exchange Act and, in accordance with that act, file periodic reports, proxy statements and other information with the SEC. The periodic reports, proxy statements and other information filed by us are available for inspection and copying at prescribed rates at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the operation of the SEC’s Public Reference Room. The SEC also maintains an Internet site that contains all reports, proxy statements and other information that we file electronically with the SEC. The address of that website is www.sec.gov.

This prospectus is part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act for the securities offered under this prospectus (the “Form S-3 Registration Statement”). The Form S-3 Registration Statement, including the exhibits to the Form S-3 Registration Statement, contains additional information about us and the securities offered by this prospectus. The rules and regulations of the SEC allow us to omit from this prospectus certain information that is included in the Form S-3 Registration Statement. For further information about us and our securities, you should review the Form S-3 Registration Statement and the exhibits filed with the Form S-3 Registration Statement.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate into this prospectus by reference the information we file with it, which means that we can disclose important information to you by referring you to the documents containing that information. The information incorporated by reference is considered to be part of this prospectus, and information that we later file with the SEC will automatically update and, where applicable, modify or supersede that information.

We incorporate by reference into this prospectus the following documents that we have filed, or will file, with the SEC:

•	Our Annual Report on Form 10-K for the fiscal year ended October 31, 2011, filed on January 17, 2012;

•	Our Quarterly Report on Form 10-Q for the quarter ended January 31, 2012, filed on March 9, 2012;

•	Our Current Reports on Form 8-K filed on November 14, 2011, January 10, 2012, January 30, 2012, and March 8, 2012, respectively, and our Current Report on Form 8-K/A filed on January 10, 2012;

•

The description of our common stock contained in our Registration Statement on Form 8-A filed on December 6, 2001, and any amendment or report subsequently filed for the purpose of updating such description; and

•

Each document that we file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date on which we filed the Form S-3 Registration Statement and before the termination of this offering, with information in each such filing to be deemed to be incorporated by reference into this prospectus as of the date we make the filing with the SEC.

You may request a copy of any of these filings from us at no cost by writing or calling our Corporate Controller at the following address or telephone number: Calavo Growers, Inc.; 1141-A Cummings Road; Santa Paula, California 93060; (805) 525-1245.

Notwithstanding the foregoing, no portion of any document that is “furnished” but not “filed” in accordance with SEC rules under Exchange Act shall be deemed to be incorporated by reference into the Form S-3 Registration Statement. Any statement contained in the Form S-3 Registration Statement or in a document incorporated by reference into the Form S-3 Registration Statement will be deemed to be modified or superseded for purposes of the Form S-3 Registration Statement to the extent that a statement contained in the Form S-3 Registration Statement or in any other subsequently filed document that is incorporated by reference into the Form S-3 Registration Statement modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of the Form S-3 Registration Statement.

Common Stock

Warrants to Purchase Common Stock

Units Consisting of Common Stock and Warrants to Purchase Common Stock

                     Since 1924

The First Name in Avocados

PROSPECTUS

[                    ], 2012

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the expenses to be paid by us, other than underwriting discounts and commissions, in connection with the offering of securities described in this registration statement. All amounts shown are estimates except for the Securities and Exchange Commission registration fee.

Securities and Exchange Commission registration fee		$22,920
Printing and engraving expenses		*
Legal fees and expenses		*
Accounting fees and expenses		*
Transfer agent and registrar fees		*
Miscellaneous expenses		*

Total	$	*

*	These expenses cannot currently be estimated because we have not yet determined the terms or amounts of any securities to be offered and sold under this registration statement.

Item 15.	Indemnification of Directors and Officers.

Sections 204(a)(11) and 317 of the California General Corporation Law authorize us to indemnify, subject to the terms and conditions set forth therein, our directors, officers, employees and other agents against expenses, judgments, fines, settlements and other amounts that they may incur in connection with pending, threatened or completed legal actions or proceedings that are based upon their service as our directors, officers, employees or other agents or that are based upon their service as directors, officers, employees or other agents of certain other specified entities. The California General Corporation Law also provides that we are entitled to purchase indemnification insurance on behalf of any such director, officer, employee or agent.

Article VII of our amended and restated bylaws requires the indemnification by us of each of our directors to the maximum extent permitted by applicable law. Article VII of our amended and restated bylaws authorizes, but does not require, us to indemnify our officers, employees and other agents against the expenses, judgments, fines, settlements and other amounts that are described in the preceding paragraph.

Article V of our articles of incorporation eliminates the personal liability of our directors for monetary damages for breach of their duties as directors to the fullest extent permitted under California law. Section 204(a)(10) of the California General Corporation Law provides that this provision does not eliminate the liability of a director for specified acts such as (1) acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (2) acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders or that involve the absence of good faith on the part of the director, (3) any transaction from which the director derived an improper personal benefit, (4) acts or omissions that show a reckless disregard for the director’s duty to the corporation or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing his or her duties, of a risk of serious injury to the corporation or its shareholders, (5) acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director’s duty to the corporation or its shareholders, or (6) unlawful dividends, loans or stock repurchases.

Item 16.	Exhibits.

Exhibit Number	Description of Document

1.1	Form of Underwriting Agreement between Calavo Growers, Inc. and one or more underwriters to be named.*

4.1	Articles of Incorporation of Calavo Growers, Inc. (previously filed by the registrant on April 24, 2001 as Exhibit 3.1 to the registrant’s Registration Statement on Form S-4, and incorporated herein by reference).

4.2	Amended and Restated Bylaws of Calavo Growers Inc. (previously filed by the registrant on December 19, 2002 as Exhibit 99.1 to the registrant’s Current Report on Form 8-K, and incorporated herein by reference).

4.3	Form of Common Stock Certificate of Calavo Growers, Inc. (previously filed by the registrant on July 22, 2002 as Exhibit 4.1 to the registrant’s Registration Statement on Form S-1, and incorporated herein by reference).

4.4	Form of Warrant Agreement for Common Stock, including form of Warrant.*

4.5	Form of Unit Certificate.*

5.1	Opinion of TroyGould PC.**

23.1	Consent of Ernst & Young LLP.**

23.2	Consent of TroyGould PC (included in Exhibit 5.1).

24.1	Power of Attorney (included in Part II of this registration statement).

*	To be filed, if applicable, subsequent to the effectiveness of this registration statement (1) by an amendment to this registration statement or (2) as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.
**	Filed with this registration statement.

Item 17.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of this registration statement relating to the securities in this registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of this registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement or prospectus that is a part of this registration statement will, as to a purchaser with a time of contract sale prior to such effective date, supersede or modify any statement that was made in this registration statement or prospectus that was a part of this registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Paula, State of California, on April 5, 2012.

CALAVO GROWERS, INC.

By:	/s/ LECIL E. COLE
Lecil E. Cole Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, jointly and severally, Lecil E. Cole and J. Link Leavens, and each one of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective amendments and post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and to file the same and all prospectus supplements, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on April 5, 2012.

Signature	Title

/s/ LECIL E. COLE Lecil E. Cole	Chairman of the Board of Directors, President and Chief Executive Officer (Principal Executive Officer)

/s/ ARTHUR J. BRUNO Arthur J. Bruno	Chief Operating Officer, Chief Financial Officer and Corporate Secretary (Principal Financial Officer)

/s/ JAMES E. SNYDER James E. Snyder	Controller (Principal Accounting Officer)

/s/ GEORGE H. BARNES George H. Barnes	Director

/s/ MARC L. BROWN Marc L. Brown	Director

/s/ EGIDIO CARBONE, JR. Egidio Carbone, Jr.	Director

/s/ HAROLD EDWARDS Harold Edwards	Director

/s/ JAMES D. HELIN James D. Helin	Director

/s/ STEVEN W. HOLLISTER Steven W. Hollister	Director

/s/ JOHN M. HUNT John M. Hunt	Director

/s/ J. LINK LEAVENS J. Link Leavens	Director

/s/ DORCAS H. MCFARLANE Dorcas H. McFarlane	Director

/s/ DONALD M. SANDERS Donald M. Sanders	Director

/s/ ALVA V. SNIDER Alva V. Snider	Director

/s/ SCOTT VAN DER KAR Scott Van Der Kar	Director

EXHIBIT INDEX

Exhibit Number	Description of Document

1.1	Form of Underwriting Agreement between Calavo Growers, Inc. and one or more underwriters to be named.*

4.1	Articles of Incorporation of Calavo Growers, Inc. (previously filed by the registrant on April 24, 2001 as Exhibit 3.1 to the registrant’s Registration Statement on Form S-4, and incorporated herein by reference).

4.2	Amended and Restated Bylaws of Calavo Growers Inc. (previously filed by the registrant on December 19, 2002 as Exhibit 99.1 to the registrant’s Current Report on Form 8-K, and incorporated herein by reference).

4.3	Form of Common Stock Certificate of Calavo Growers, Inc. (previously filed by the registrant on July 22, 2002 as Exhibit 4.1 to the registrant’s Registration Statement on Form S-1, and incorporated herein by reference).

4.4	Form of Warrant Agreement for Common Stock, including form of Warrant.*

4.5	Form of Unit Certificate.*

5.1	Opinion of TroyGould PC.**

23.1	Consent of Ernst & Young LLP.**

23.2	Consent of TroyGould PC (included in Exhibit 5.1).

24.1	Power of Attorney (included in Part II of this registration statement).

*	To be filed, if applicable, subsequent to the effectiveness of this registration statement (1) by an amendment to this registration statement or (2) as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.
**	Filed with this registration statement.